Exhibit 10

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT ("Agreement") is made as of this 30th day of May, 2006, by PAMI MIDATLANTIC LLC, a Delaware limited liability company (the "Seller"), with an address at 399 Park Avenue, 8th Floor, New York, New York 10022 and NATIONAL TAX CREDIT INVESTORS II, a California limited partnership (the "Buyer") with an address at 4582 S. Ulster Street, Suite 1100, Denver, Colorado 80237.

RECITALS

The Seller is the owner and holder of that certain loan described on Schedule 1 attached hereto (the "Loan") purchased by the Seller from the Secretary of Housing and Urban Development ("HUD") on December 17, 2002, pursuant to a Loan Sale Agreement (the "Loan Sale Agreement") by and between the Seller and HUD, dated as of December 5, 2002. The obligor pursuant to the Loan is referred to herein as "Borrower". Any and all agreements and any other documents evidencing, securing or in any manner relating to the Loan in the Seller's possession are sometimes collectively referred to herein as the "Loan Documents," which Loan Documents are listed on Schedule 2, attached hereto.

The Seller has agreed to sell and the Buyer has agreed to purchase the Loan and the Loan Documents pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of these premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby covenant and agree as follows:

1.

Agreement to Buy. The Buyer agrees to buy the Loan and the Loan Documents from the Seller, on the Closing Date, for the sum of Four Million Three Hundred Twenty Thousand Dollars ($4,320,000) ("Purchase Price") in accordance with the terms of this Agreement. The term "Closing Date" means the date on which the Loan Documents are assigned and delivered to Buyer and the Purchase Price is paid by Buyer to Seller. In no event shall the Closing Date be later than May 31, 2006. The Buyer may designate an earlier Closing Date by providing five (5) days written notice to the Seller. TIME IS OF THE ESSENCE WITH RESPECT TO EACH PARTY'S OBLIGATIONS AS TO THE CLOSING DATE.

2.

Agreement to Sell. If the Seller receives the Purchase Price from the Buyer, in immediately available funds wired to the Seller or as the Seller may direct, on or before the Closing Date, the Seller, immediately thereafter, shall be deemed to have sold, assigned and transferred to the Buyer, without recourse, representation, warranty or guaranty of any kind other than the representations specifically provided in Section 4 of this Agreement, all of the Seller's right, title and interest in and to the Loan and the Loan Documents.

3.

Deposit. Simultaneously with the execution and delivery of this Agreement, the Buyer shall pay to the Seller, by wire transfer or certified check payable to the Seller, a deposit of ONE HUNDRED THOUSAND ($100,000) ("Deposit"). The

Deposit shall be non-refundable to the Buyer for any reason except the Seller's breach of this Agreement. Interest which may be earned on the Deposit shall at all times be the property of the Seller and said interest shall not be credited to the Purchase Price for any reason.

4. Representations and Warranties By the Seller.The Seller represents and warrants to the Buyer the following, which representations and warranties shall expressly survive the closing of the transaction contemplated herein for a period of 90 days:

(a)

The Seller represents and warrants to the Buyer that the Seller owns the Loan and Loan Documents by virtue of assignment from HUD, that the Seller has not transferred, assigned or hypothecated its interest in the Loan or the Loan Documents, that the Seller is the sole owner of the Loan and Loan Documents free and clear of any ownership, security or participation interest in such Loan in favor of any other party.

(b)

The Seller represents and warrants to the Buyer that the Seller has the full right and authority to sell, assign and transfer the Loan and Loan Documents to the Buyer, and that the Seller has the full authority to execute, deliver and perform this Agreement and all of the transactions contemplated hereby, and the persons executing and delivering this Agreement and any other documents in connection herewith on behalf of the Seller have been duly authorized to do so and this Agreement and all such documents are (or shall be, upon execution and delivery) the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

(c)

The execution and delivery of this Agreement by Seller, and the performance and compliance with the terms of this Agreement by Seller, will not violate Seller's charter or other organizational documents or statutes or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(d)

To the best of Seller's knowledge, there is no litigation pending against Seller which, if determined adversely to Seller, would materially adversely affect Seller's sale of the Loan or the execution, delivery or enforceability of this Agreement;

(e)

The Seller has not dealt with any broker in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold the Buyer harmless from any claim made by any broker or any other party claiming a commission or fee due as a result of the transaction contemplated herein;

(f)

The documents set forth on Schedule 2 are all the documents which the Seller received from HUD in connection with the Loan and copies of all the Loan Documents listed on Schedule 2 have been provided to Buyer; and

(g)

Neither Seller nor its servicer has possession or control of any impound or escrow deposits relating to the Loan.

If and when the Loan and the Loan Documents are sold by the Seller to the Buyer at the Closing, except for the representations and warranties of Seller specifically set forth in this Agreement (which shall survive for a period of 90 days), the Loan and the Loan Documents shall be sold and conveyed strictly on an "as is," "where is" and "with all defects" basis, without representation, warranty or covenant, express, implied or statutory, of any kind whatsoever, including without limitation, representation, warranty or covenant as to performance of the Loan, investment potential, tax ramifications or consequences, income, or compliance with law, all of which are hereby expressly disclaimed. Without limiting the generality of the foregoing, the Buyer acknowledges that the Seller has made no representations, warranties or covenants as to the compliance of the collateral securing the Loan with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances, including, without limitation, those pertaining to construction, rent control, building and health codes, land use (or permits issued in connection therewith), zoning, lead paint, urea formaldehyde foam insulation, asbestos, hazardous or toxic wastes or substances, pollutants, contaminants or other environmental wastes as of the Closing Date.

5. Representations and Warranties by the Buyer. The Buyer represents and warrants to the Seller the following, which representations and warranties shall expressly survive the closing of the transaction contemplated herein:

(a)

The Buyer has full power and authority to execute, deliver and perform its obligations under this Agreement and all documents executed in connection herewith, and to purchase the Loan and the Loan Documents from the Seller, and the persons executing and delivering this Agreement and any other documents in connection herewith on behalf of the Buyer has been duly authorized to do so and this Agreement and all such documents are (or shall be, upon execution and delivery) the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

(b)

The Buyer is represented by counsel of its choice and has exercised its own independent judgment, as determined by it to be necessary and advisable, in its decision to enter into this Agreement.

(c)

The Buyer has not relied on any statements made by any party, including the Seller regarding the enforceability of the Loan Documents, the creditworthiness of Borrower, the existence, nature or value of the collateral for the Loan, the existence, validity or priority of the liens securing the Loan, or any other matter.

(d)

The Buyer (either alone or with the Buyer's attorneys, accountants or other advisors) possesses the requisite business and investment knowledge and experience to evaluate the potential risks and merits of its purchase of the Loan and the Loan Documents.

(e)

Intentionally Omitted.

(f)

The Buyer represents that it is purchasing the Loan and the Loan Documents solely for its own account, and not with a view to distribution or resale of the same.

(g)

The Buyer will not sell the Loan and the Loan Documents, except pursuant to an effective registration statement under applicable federal and state securities laws, or pursuant to a valid exemption therefrom.

(h)

The Buyer has not dealt with any broker in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold the Seller harmless from any claim made by any broker or any other party claiming a commission or fee due as a result of the transaction contemplated herein.

6. Conditions Precedent to Closing.

The following shall be conditions precedent to Buyer's and Seller's respective duties and obligations under this Agreement, unless Buyer or Seller (whichever is the beneficiary of the condition in question) waives the satisfaction thereof in writing:

(a)

Seller and Buyer shall each have performed and discharged all of their respective obligations under this Agreement, whether set forth in this Section 6 or elsewhere in this Agreement.

(b)

Seller and Buyer shall each have delivered to the other party all payments, documents and instruments (executed and acknowledged where necessary) required of such party by the terms of this Agreement at the times and in the manner provided hereunder.

(d)

The representations and warranties of Buyer and Seller contained in Sections 4 and 5 hereof shall be true and correct as of the Closing Date.

7. Closing . Closing shall occur on the Closing Date at the business offices of the Seller's counsel or at such other place or manner as the Seller shall elect. At such closing:

(a)

The Buyer shall pay to the Seller, by wire transfer or certified check payable to the Seller, or as the Seller shall direct, the amount of the Purchase Price (less the amount of the Deposit).

(b)

The Buyer shall pay to the Seller the amount of any protective advances made with respect to the Loan for the period from and after the date hereof.

(c)

The Seller shall endorse the promissory note held in connection with the Loan (or endorse Lost Note Affidavits in a form prepared by the Seller's counsel, and in form and substance reasonably satisfactory and acceptable to Buyer and its counsel, if the originals of such notes are not in the Seller's possession) as follows:

"For value received, pay to the order of

(the Buyer) without recourse or representation of any kind, express or implied."

PAMI MIDATLANTIC LLC

By: PAMI LLC, its sole member

By

Name:

Title: Authorized Signatory

(d)

The Seller shall deliver originals of the endorsed promissory note, the Deed of Trust, the ALTA loan policy of title insurance for the loan, and each Loan Document, to the extent it has such documents in its possession in connection with the Loan.

(e)

The Seller shall deliver an assignment of the Deed of Trust without recourse or representation in the form of Exhibit A attached hereto.

(f)

The Seller shall deliver a General Assignment ("General Assignment") in the form and substance of Exhibit B attached hereto, duly executed by Seller, with respect to the Loan.

(g)

Upon request by the Buyer, the Seller, simultaneously with or after the closing referenced above, shall execute and deliver to the Buyer such additional documents as are reasonably necessary to transfer ownership of the Loan and the Loan Documents to the Buyer as provided for herein including, but not limited to, assignments of mortgage without representation or recourse and UCC-3 assignments of financing statements and shall offer reasonable cooperation, at the Buyer's cost and expense, with respect to evidencing the Seller's sale of the Loan after the Closing Date.

(h)

The Seller shall provide Buyer a Motion to Substitute Parties in the form of Exhibit C attached hereto in connection with that certain lawsuit captioned PAMI MidAtlantic LLC v. Michigan Beach Limited Partnership, et. al., Case No. 04H20050, Circuit Court of Cook County, Illinois, Chancery Division. In the event that the Motion to Substitute Parties is denied, the Seller shall promptly provide the Buyer with a stipulation to dismiss such lawsuit with prejudice.

(i)

The Buyer shall assume all liabilities of the Seller as holder of the Loan and the Loan Documents accruing from and after the Closing Date.

8.

Governing Law; Successors. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the respective parties hereto and shall be governed by and interpreted in accordance with the laws of the State of New York.

9.

Liquidated Damages. In the event the Buyer fails to perform under this Agreement, this Agreement shall forthwith become void and of no effect and there shall be no liability on the part of any party hereto; provided, however, that should the Buyer fail to perform for any reason other than on account of the Seller's default, the Deposit shall be retained by the

Seller as full, complete, liquidated damages, the parties hereto having concluded that a precise measure of damages for such a termination will be difficult to calculate and determine.

10. No Assignment. The Buyer shall not assign its rights under this Agreement except to an affiliate (i.e. an entity controlling or controlled by or in common control with the Buyer).. Notwithstanding the foregoing, the Buyer shall remain liable for breaches of any of the terms of this Agreement and any of the representations and warranties contained herein.

11. No Force and Effect.

The submission of this Agreement to the Buyer or
the Buyer's attorney shall not be considered an offer by the Seller and shall not be binding upon the Seller unless and until this Agreement is duly executed by both the Buyer and the Seller and unconditionally exchanged between the Buyer and the Seller and the Seller has received the Deposit on or before two business days following the mutual execution and delivery of this Agreement.

12.Waiver of Jury Trial. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BUYER OR SELLER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BUYER AND SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BUYER AND SELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS DESCRIBED HEREIN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.Construction. The Buyer and the Seller agree that the terms and conditions of this Agreement and the other documents referred to herein are the result of arm's-length negotiations between the parties, each of whom was represented by legal counsel and other professional advisors, and that this Agreement and the other documents referred to herein shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Agreement or such documents.

14.Notices. All notices, consents or waivers shall be in writing and shall be deemed to have been duly given: (a) when delivered personally; or (b) seventy-two (72) hours after being mailed, registered or certified mail, return request, postage prepaid, to the respective addresses set forth below; or (c) one business day after being delivered to a nationally-recognized overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at its address set forth below:

To the Seller: with a copy to: To the Buyer:

Midland Loan Services, Inc. 10851 Mastin

Overland Park, Kansas 66210 Attention: Ms. Sarah Suther

Ann Ryan, Esq.

116 West 72 Street #15A New York, New York 10023

National Tax Credit Investors II c/o AIMCO

4582 S. Ulster Street, Suite 1100 Denver, Colorado 80237 Attention: Lance Graber

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Christina Braisted Rogers

15.Confidentiality: The parties to this Agreement shall keep confidential and shall not divulge to any party, without the others' written consent, the purchase price or the terms and conditions of this Agreement, except to the extent that it is appropriate for any of them to disclose any of the foregoing in working with legal counsel, auditors, taxing authorities or other governmental agencies, including, but not limited to, any disclosure required by law.

16.Release of the Seller: In the event the Buyer and Borrower restructure or otherwise settle the Loan and the Buyer obtains a release from the Borrower, the Buyer shall use reasonable good faith efforts to obtain from the Borrower and deliver to the Seller a release in favor of the Seller for all claims which the Borrower could have against the Seller with respect to such Loan prior to the date of the Closing in form and substance acceptable to the Seller and its counsel. The provisions of this Section shall survive the Closing.

17.

 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

18.

 Except as otherwise expressly provided in this Agreement or the Loan Documents, whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all of its Closing and due diligence expenses and its expenses in negotiating and carrying out its obligations under this Agreement, including the costs of its counsel and all of its expenses relating to this Agreement.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement is executed under seal and is effective on the date first above written.

SELLER:

PAMI MIDATLANTIC LLC

By: PAMI LLC, its sole member

By: /s/Marguerite Brogan

Name: Marguerite Brogan Title: Authorized Signatory

BUYER:

NATIONAL TAX CREDIT INVESTORS II, a California limited partnership

By: National Partnership Investments Corp., a California corporation, its General Partner

By:   /s/Lance Gruber
Name: Lance Gruber

Title: Executive Vice President